Exhibit 99.1

Shea Homes Reports Third Quarter 2012 Results

Walnut, Calif., October 31, 2012

Shea Homes, one of America’s largest private homebuilders, today reported results for the third quarter ended September 30, 2012.

Three Months Ended 9/30/12 Highlights, Commentary and Comparisons to Three Months Ended 9/30/11

•

Net income attributable to Shea Homes was $8.3 million compared to $2.1 million, due primarily to a $7.5 million improvement in gross margin and an $8.8 million gain on sale of investments, offset by a $6.0 million increase in SG&A expense and a $3.6 million increase in income tax expense.

•	Home sales were 530 compared to 288, an 84% increase. Active selling communities averaged 63 and 79 in the third quarter of 2012 and 2011, respectively.

•	Home sales per community were 8.4 homes, or 2.8 per month, in 2012 compared to 3.6 homes, or 1.2 per month, in 2011, a 133% increase.

•	Cancellation rate was 13% compared to 27%.

•	Backlog units at September 30, 2012 were 1,204 compared to 682 at September 30, 2011, a 77% increase.

•	Backlog sales value was $507.2 million at September 30, 2012 compared to $295.1 million at September 30, 2011, a 72% increase.

•	The average selling price in backlog was $421,000 at September 30, 2012 compared to $433,000 at September 30, 2011, a 3% decrease.

•	Total revenues were $146.4 million compared to $157.3 million, a 7% decrease.

•	House revenues were $132.2 million* compared to $152.7 million*, a 13% decrease due to a reduction in new house deliveries and a lower average selling price.

•

Homes closed were 328 compared to 351, a 7% decrease. Despite a 55% increase in sales year to date, the decrease in deliveries resulted from longer cycle times (sale to close) and reduced levels of speculative inventory compared to last year.

•

Average selling price of homes closed was $403,000 compared to $435,000, a 7% decrease primarily attributable to a shift to lower-priced homes in our Southern California and San Diego segments, partially offset by price increases in several communities in our Northern California segment and a shift to higher-priced homes in our Mountain West segment.

•	Total gross margin was 21.3% compared to 15.0%, a 630 basis points (bp’s) increase. There were no inventory impairments in 2012 or 2011.

•

House gross margin was 18.7%* compared to 17.3%*, a 140 bp’s increase primarily attributable to price increases in our Northern California segment and increased margins on land sales in our Mountain West segment.

•

SG&A expense was $26.3 million (18.0% of revenues) compared to $20.3 million (12.9% of revenues), the increase primarily attributable to higher legal expenses associated with our completed contract method tax court case and increased incentive compensation costs, offset by lower model home amortization costs and direct selling expenses from decreased closings.

•	Interest incurred was $16.8 million compared to $16.7 million in 2011, while interest expense was $4.6 million versus $4.3 million, a 6% increase resulting from a lower level of qualified inventory.

•	Other income, net was $8.8 million compared to $0.6 million and attributable to an $8.8 million gain on the sale of investments in 2012.

•	Adjusted EBITDA was $19.7 million* versus $19.0 million* last year.

•	Cash, restricted cash and investments at September 30, 2012 was $233.3 million compared to $314.5 million at December 31, 2011 (see Condensed Consolidated Statements of Cash Flows on page 6).

Bert Selva, President and CEO, stated: “We are pleased to see positive order activity continue into the third quarter, a period which normally experiences a seasonal slowdown. The continued order improvements were experienced across all of our markets and resulted in a backlog level nearly twice that of the prior year third quarter. This spike in backlog should position the Company for a solid fourth quarter and finish to 2012.”

Nine Months Ended 9/30/12 Highlights, Commentary and Comparisons to Nine Months Ended 9/30/11

•

Net loss attributable to Shea Homes was $4.2 million compared to $107.3 million, due primarily to an $88.3 million loss on debt extinguishment in May 2011. In 2012, we saw a $31.9 million improvement in gross margin and an $8.8 million gain on sale of investments, offset by a $7.2 million loss on actuarial adjustment (see below), a $4.1 million increase in interest expense, a $9.5 million increase in SG&A expense and a $4.8 million increase in income tax expense.

•	Home sales were 1,616 compared to 1,044, a 55% increase. Active selling communities averaged 66 and 78 in 2012 and 2011, respectively.

•	Home sales per community were 24.5 homes, or 2.7 per month, in 2012 compared to 13.4 homes, or 1.5 per month, in 2011, an 83% increase.

•	Cancellation rate was 14% compared to 21%.

•	Total revenues were $384.5 million compared to $346.3 million, an 11% increase.

•	House revenues were $360.2 million* compared to $335.0 million*, an 8% increase due to an increase in new home deliveries.

•	Homes closed were 873 compared to 806, an 8% increase. The increase in deliveries is less than the increase in year to date sales due to larger cycle times (sales to close) compared to last year.

•

Average selling price of homes closed was $413,000 compared to $416,000, a 1% decrease primarily attributable to a shift to lower-priced homes in our Southern California and San Diego segments, partially offset by price increases in several communities in our Northern California segment and a shift to higher-priced homes in our Mountain West segment.

•	Total gross margin was 19.8% compared to 12.8%, a 700 bp’s increase. There were no inventory impairments in 2012 compared to $10.3 million in 2011.

•

House gross margin was 19.6%* compared to 17.5%*, a 210 bp’s increase primarily attributable to price increases in our Northern California segment and increased margins on land sales in our Mountain West segment.

•

SG&A expense was $65.7 million (17.1% of revenues) compared to $56.2 million (16.2% of revenues), the increase primarily attributable to higher direct selling costs associated with increased house revenues, higher legal expenses associated with our completed contract method tax court case and increased incentive compensation costs, offset by lower model home amortization costs.

•

Interest incurred was $50.1 million compared to $53.9 million and primarily attributable to a lower effective interest rate (8.9%) associated with our $750.0 million senior secured notes issued in May 2011 compared to our previously outstanding indebtedness (10.0%). Interest expense was $16.8 million compared to $12.6 million, a 33% increase resulting from a lower level of qualified inventory.

•

Other income, net was $2.7 million compared to $3.1 million. In 2012, other income consisted of an $8.8 million gain on sale of investments, partially offset by a $7.2 million loss on an actuarial adjustment to our loss reserves on completed operations policies that were reinsured in 2009.

•	Adjusted EBITDA was $49.0 million* versus $34.9 million*.

•

As a result of the Shea Colorado LLC transaction previously disclosed on our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 11, 2012, total equity decreased $39.8 million, of which $11.6 million was attributable to SHLP and $28.2 million to non-controlling interests.

*	See “Reconciliation of Non-GAAP Financial Measures” beginning on page 9.

About Shea Homes

Shea Homes is one of the largest private homebuilders in the nation. Since its founding in 1968, Shea Homes has delivered more than 88,000 homes. Shea Homes builds homes with quality craftsmanship and designs that best fit varied lifestyles and budgets. Over the past several years, Shea Homes has been recognized as a leader in customer satisfaction with a reputation for design, quality and service. For more about Shea Homes and its communities, visit www.sheahomes.com.

The preceding summary of the financial results of Shea Homes Limited Partnership and its subsidiaries does not purport to be complete and is qualified in its entirety by reference to the consolidated financial statements of Shea Homes Limited Partnership and its subsidiaries, available on our website at: http://www.sheahomes.com/investor

This news release contains forward-looking statements and information relating to Shea Homes Limited Partnership and its subsidiaries, such as new home orders, deliveries and expected fourth quarter results, that are based on the beliefs of, as well as assumptions made by, and information currently available to, our management. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and “project” and similar expressions, as they relate to Shea Homes Limited Partnership and its subsidiaries are intended to identify forward-looking statements. These statements reflect our management’s current views with respect to future events, are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Further, certain forward-looking statements are based upon assumptions of future events that may not prove to be accurate. Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of Shea Homes Limited Partnership’s and its subsidiaries’ control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied. Such factors include but are not limited to: changes in employment levels; changes in the availability of financing for homebuyers; changes in interest rates; changes in consumer confidence; changes in levels of new and existing homes for sale; changes in demographic trends; changes in housing demands; changes in home prices; elimination or reduction of the tax benefits associated with owning a home; litigation risks associated with home warranty and construction defect and other claims; and various other factors, both referenced and not referenced above, and included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Quarterly Reports on Form 10-Q. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from those described as anticipated, believed, estimated, expected, intended, planned or projected. Except as required by law, Shea Homes Limited Partnership and its subsidiaries neither intend nor assume any obligation to revise or update these forward-looking statements, which speak only as of their dates. Shea Homes Limited Partnership and its subsidiaries nonetheless reserve the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact: Andrew Parnes, CFO @ 909-594-9500 or andy.parnes@sheahomes.com

KEY OPERATIONAL AND FINANCIAL DATA

(dollars in thousands)

	At or For the Three Months Ended September 30,			At or For the Nine Months ended September 30,
	2012	2011	Change	2012	2011	Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Operating Data:
Revenues	$146,421	$157,300	-7%	$384,492	$346,293	11%
Gross margin %	21.3%	15.0%	630bp’s	19.8%	12.8%	700bp’s
Homebuilding revenues (a) *	$146,174	$156,974	-7%	$383,754	$345,442	11%
Homebuilding gross margin % (a) *	21.2%	14.9%	630bp’s	19.7%	12.6%	710bp’s
House revenues *	$132,220	$152,658	-13%	$360,238	$334,975	8%
House gross margin % *	18.7%	17.3%	140bp’s	19.6%	17.5%	210bp’s
Adjusted house gross margin % excluding interest in cost of sales *	26.0%	25.5%	50bp’s	26.9%	25.4%	150bp’s
Inventory impairments	$—	$—	—	$—	$10,302	-100%
SG&A expense	$26,297	$20,277	30%	$65,672	$56,153	17%
SG&A % of total revenue	18.0%	12.9%	510bp’s	17.1%	16.2%	90bp’s
Net income (loss) attributable to Shea Homes	$8,330	$2,098	297%	$(4,182)	$(107,296)	-96%
Adjusted EBITDA (b) *	$19,672	$19,007	3%	$48,997	$34,947	40%
Interest incurred	$16,768	$16,661	1%	$50,088	$53,905	-7%
Interest capitalized to inventory	$11,961	$12,031	-1%	$32,706	$40,164	-19%
Interest capitalized to investments in joint ventures	$226	$320	-29%	$604	$1,105	-45%
Interest expense	$4,581	$4,310	6%	$16,778	$12,636	33%
Interest in cost of sales (c)	$12,457	$12,864	-3%	$30,315	$27,014	12%

Other Data (d):
Home sales orders (units)	530	288	84%	1,616	1,044	55%
Homes closed (units)	328	351	-7%	873	806	8%
Average selling price	$403	$435	-7%	$413	$416	-1%
Average active selling communities	63	79	-20%	66	78	-15%
Home sales orders per community	8.4	3.6	133%	24.5	13.4	83%
Cancellation rate	13%	27%		14%	21%
Backlog at end of period (units)	1,204	682	77%
Backlog at end of period (estimated sales value)	$507,226	$295,065	72%
Lots owned or controlled (units)	18,244	18,289	0%
Homes under construction (units) (e)	1,055	791	33%

(a)	Homebuilding revenue and gross margin include house, land and other homebuilding activities.
(b)	Adjusted EBITDA is net income (loss) adjusted for certain items customary to the homebuilding industry, such as: (1) professional fees related to debt issuance costs, modifications and waivers, (2) loss on debt extinguishment, (3) deposit write-offs and impairment losses on real estate assets, investments in joint ventures and non-controlling interest, (4) realized (gains) losses on sales of investments and other than temporary impairments on investments, and (5) restructuring costs, primarily severance. Other companies may calculate Adjusted EBITDA differently. Adjusted EBITDA information, as presented, is useful as a measure of the ability to service debt and obtain financing; however, it is not a U.S. generally accepted accounting principle (“GAAP”) financial measure and should not be considered in isolation or as an alternative to operating performance or other liquidity measures prescribed by GAAP.
(c)	As previously capitalized to house and land.
(d)	Represents consolidated activity only; excludes unconsolidated joint ventures.
(e)	Homes under construction includes completed homes.
*	See “Reconciliation of Non-GAAP Financial Measures” beginning on page 9.

	September 30, 2012	December 31, 2011	% Change
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents, restricted cash and investments	$233,297	$314,512	-26%
Inventory	886,695	783,810	13%
Investments in joint ventures	18,272	17,870	2%
Total assets	1,330,391	1,328,116	0%
Notes payable	758,682	752,056	1%
Total equity	283,240	328,003	-14%

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30 2012	December 31, 2011
	(unaudited)
Assets
Cash and cash equivalents	$205,640	$268,366
Restricted cash	13,733	13,718
Investments	13,924	32,428
Accounts and other receivables, net	128,211	120,689
Receivables from related parties, net	33,447	60,223
Inventory	886,695	783,810
Investments in joint ventures	18,272	17,870
Other assets, net	30,469	31,012

Total assets	$1,330,391	$1,328,116

Liabilities and equity
Liabilities:
Notes payable	$758,682	$752,056
Other liabilities	288,469	248,057

Total liabilities	1,047,151	1,000,113
Total equity	283,240	328,003

Total liabilities and equity	$1,330,391	$1,328,116

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$146,421	$157,300	$384,492	$346,293
Cost of sales	(115,225)	(133,645)	(308,238)	(301,947)

Gross margin	31,196	23,655	76,254	44,346

Selling, general and administrative expenses	(26,297)	(20,277)	(65,672)	(56,153)
Loss on debt extinguishment	—	—	—	(88,384)
Interest expense	(4,581)	(4,310)	(16,778)	(12,636)
Other income, net	8,789	443	3,081	2,365

Income (loss) before income taxes	9,107	(489)	(3,115)	(110,462)

Income tax (expense) benefit	(807)	2,851	(903)	3,868

Net income (loss)	8,300	2,362	(4,018)	(106,594)
Less: Net loss (income) attributable to non-controlling interests	30	(264)	(164)	(702)

Net income (loss) attributable to Shea Homes	$8,330	$2,098	$(4,182)	$(107,296)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating activities
Net income (loss)	$8,300	$2,362	$(4,018)	$(106,594)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss on debt extinguishment	—	—	—	88,384
Depreciation and amortization expense	1,934	2,724	5,255	7,213
Inventory impairment	—	—	—	10,302
Gain on sale of available-for-sale investments	(8,780)	(130)	(8,802)	(539)
Other operating activities, net	224	530	462	881
Changes in operating assets and liabilities:
Inventory	(86,318)	12,071	(114,860)	(36,153)
Payables and other liabilities	34,318	12,817	42,924	28,804
Other operating assets	(2,857)	(15,282)	(7,770)	(21,714)

Net cash provided by (used in) operating activities	(53,179)	15,092	(86,809)	(29,416)

Investing activities
Proceeds from sale of investments	18,742	285	23,954	1,180
Net proceeds from promissory notes from related parties	88	6,115	1,931	107,856
Other investing activities, net	(461)	10,565	(1,495)	1,768

Net cash provided by investing activities	18,369	16,965	24,390	110,804

Financing activities
Net decrease in debt	(488)	(523)	(1,541)	(51,806)
Amortization of notes payable discount	—	—	—	7,366
Other financing activities, net	1	1,386	1,234	5,214

Net cash provided by (used in) financing activities	(487)	863	(307)	(39,226)

Net increase (decrease) in cash and cash equivalents	(35,297)	32,920	(62,726)	42,162
Cash and cash equivalents at beginning of period	240,937	176,116	268,366	166,874

Cash and cash equivalents at end of period	$205,640	$209,036	$205,640	$209,036

SEGMENT OPERATING DATA

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012		2011		2012		2011
	Homes Closed	Avg. Selling Price	Homes Closed	Avg. Selling Price	Homes Closed	Avg. Selling Price	Homes Closed	Avg. Selling Price
Homes closed:
Southern California	57	$546	89	$620	168	$503	191	$528
San Diego	25	432	32	555	71	494	69	545
Northern California	55	527	52	491	170	500	139	486
Mountain West	58	438	57	391	160	446	130	418
South West	125	274	115	266	285	281	262	271
Other	8	215	6	212	19	216	15	235

Total consolidated	328	$403	351	$435	873	$413	806	$416
Unconsolidated joint ventures	35	322	31	313	92	310	80	309

Total	363	$395	382	$425	965	$403	886	$406

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012		2011		2012		2011
	Home Sales Orders	Avg. Active Selling Communities	Home Sales Orders	Avg. Active Selling Communities	Home Sales Orders	Avg. Active Selling Communities	Home Sales Orders	Avg. Active Selling Communities
Home sales orders:
Southern California	89	7	52	14	247	8	219	13
San Diego	71	8	48	11	181	9	137	10
Northern California	140	16	55	16	376	16	159	14
Mountain West	106	13	50	13	316	13	188	13
South West	119	16	74	22	467	17	316	25
Other	5	3	9	3	29	3	25	3

Total consolidated	530	63	288	79	1,616	66	1,044	78
Unconsolidated joint ventures	45	10	24	14	151	11	87	14

Total	575	73	312	93	1,767	77	1,131	92

	At September 30,
	2012		2011
	Backlog Units	Backlog Sales Value	Backlog Units	Backlog Sales Value
Backlog:
Southern California	138	$84,216	119	$63,725
San Diego	149	61,243	110	54,382
Northern California	311	140,399	119	60,888
Mountain West	251	117,832	117	56,057
South West	334	98,239	201	56,792
Other	21	5,297	16	3,221

Total consolidated	1,204	$507,226	682	$295,065
Unconsolidated joint ventures	93	29,998	29	10,423

Total	1,297	$537,224	711	$305,488

SEGMENT OPERATING DATA (continued)

(unaudited)

	At September 30,
	2012	2011
Lots owned or controlled:
Southern California	1,048	1,367
San Diego	887	877
Northern California	3,924	4,337
Mountain West	10,265	10,020
South West	2,083	1,620
Other	37	68

Total consolidated	18,244	18,289
Unconsolidated joint ventures	1,884	6,076

Total	20,128	24,365

Lots by ownership type:
Lots owned	10,254	10,141
Lots optioned or subject to contract	7,990	8,148
Joint venture lots	1,884	6,076

Total	20,128	24,365

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

(unaudited)

In this earnings release, we utilize certain financial measures and ratios, including Adjusted EBITDA, that in each case are not recognized under GAAP. These measures are presented as we believe they and similar measures are useful to investors in evaluating a company’s operating performance and financing structure and, in certain cases, because they could be used to determine compliance with contractual covenants. We believe these measures also facilitate the comparison of our operating performance and financing structure with other companies in our industry. However, because these measures are not calculated in accordance with GAAP, they may not be comparable to other similarly titled measures of other companies and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The following reconciles revenues, cost of sales and gross margins, as reported, to adjusted revenues, cost of sales and gross margins, which excludes impairment charges, interest in cost of sales, land sales and other transactions:

	Three Months Ended September 30, 2012				Three Months Ended September 30, 2011
	Revenue	Cost of Sales	Gross Margin $	Gross Margin %	Revenue	Cost of Sales	Gross Margin $	Gross Margin %
Total	$146,421	$(115,225)	$31,196	21.3%	$157,300	$(133,645)	$23,655	15.0%
Less: Other	(247)		(247)		(326)		(326)

Homebuilding	146,174	(115,225)	30,949	21.2%	156,974	(133,645)	23,329	14.9%
Less: Land	(13,071)	6,425	(6,646)	50.8%	(2,956)	2,678	(278)	9.4%
Less: Impairment	—	—	—		—	—	—
Less: Other homebuilding	(883)	1,323	440		(1,360)	4,666	3,306

House	$132,220	$(107,477)	$24,743	18.7%	$152,658	$(126,301)	$26,357	17.3%

Add: Interest in house cost of sales (a)		9,594	9,594			12,616	12,616

Adjusted house excluding interest in cost of sales	$132,220	$(97,883)	$34,337	26.0%	$152,658	$(113,685)	$38,973	25.5%

	Nine Months Ended September 30, 2012				Nine Months Ended September 30, 2011
	Revenue	Cost of Sales	Gross Margin $	Gross Margin %	Revenue	Cost of Sales	Gross Margin $	Gross Margin %
Total	$384,492	$(308,238)	$76,254	19.8%	$346,293	$(301,947)	$44,346	12.8%
Less: Other	(738)		(738)		(851)		(851)

Homebuilding	383,754	(308,238)	75,516	19.7%	345,442	(301,947)	43,495	12.6%
Less: Land	(21,773)	12,931	(8,842)	40.6%	(6,986)	5,828	(1,158)	16.6%
Less: Impairment	—	—	—		—	10,302	10,302
Less: Other homebuilding	(1,743)	5,588	3,845		(3,481)	9,497	6,016

House	$360,238	$(289,719)	$70,519	19.6%	$334,975	$(276,320)	$58,655	17.5%

Add: Interest in house cost of sales (a)		26,255	26,255			26,384	26,384

Adjusted house excluding interest in cost of sales	$360,238	$(263,464)	$96,774	26.9%	$334,975	$(249,936)	$85,039	25.4%

(a)	Interest incurred is generally capitalized to inventory, then expensed in cost of sales as related units close.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)

(in thousands)

(unaudited)

The following reconciles net income (loss) to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income (loss)	$8,300	$2,362	$(4,018)	$(106,594)
Adjustments:
Income tax expense (benefit)	807	(2,851)	903	(3,868)
Depreciation and amortization expense	1,934	2,724	5,255	7,213
Interest in cost of sales (a)	12,457	12,864	30,315	27,014
Interest in equity in income (loss) from joint ventures (b)	226	214	604	669
Interest expense (c)	4,581	4,310	16,778	12,636
Loss on debt extinguishment (d)	—	—	—	88,384
Impairment (e)	—	—	—	10,302
Project write-offs and abandonments (f)	342	128	773	210
Realized gain on sale of investments (g)	(8,780)	(130)	(8,802)	(539)
Deferred loss (gain) recognition from PIC Transaction (h)	(199)	(713)	7,168	(133)
Other	4	99	21	(347)

Adjusted EBITDA	$19,672	$19,007	$48,997	$34,947

(a)	Interest incurred is generally capitalized to inventory, then expensed in cost of sales as related units close.
(b)	Interest incurred is generally capitalized to investment in joint ventures, then expensed in equity in income (loss) from joint ventures as related units close.
(c)	Interest is expensed to the extent assets qualifying for interest capitalization are less than debt.
(d)	Loss on debt extinguishment in connection with payoff of previously outstanding indebtedness in May 2011.
(e)	Impairment losses on real estate assets held and used in operations and investment in joint ventures.
(f)	Includes non-refundable deposits and costs associated with preparatory due diligence for land acquisitions subsequently abandoned.
(g)	Includes other than temporary gains on sale of investments.
(h)	Amortization of deferred gain resulting from a series of novation and reinsurance transactions (“PIC Transaction”) entered into by Partners Insurance Company (“PIC”), a wholly-owned subsidiary.